ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

FMI FUNDS, INC.

The undersigned officers of FMI Funds, Inc. (the "Company"), a corporation duly organized and existing under the Maryland General Corporation Law (the "MGCL"), do hereby certify:

FIRST: That the name of the Company is FMI Funds, Inc.

SECOND: That the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company.

THIRD: That the charter of the Company (the "Charter") is hereby amended to correctly reflect the designation of the Class E Common Stock as "Class E Common Stock (FMI Global Fund)" and the designation of the Class EI Common Stock as "Class EI Common Stock (FMI Global Fund – Institutional Class)".

FOURTH: The foregoing amendment to the Charter does not increase the authorized stock of the Company and does not change the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Company.

FIFTH: The foregoing amendment to the Charter has been approved by a majority of the entire Board of Directors of the Company and is limited to a change expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders.

SIXTH: The foregoing amendment to the Charter shall be effective as of the time these Articles of Amendment are accepted by the Department for record.

IN WITNESS WHEREOF, the undersigned officers of the Company who executed the foregoing Articles of Amendment hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties of perjury.

Dated this 29th day of May, 2025.

FMI FUNDS, INC.

By: ______________________
John S. Brandser, President

Attest: ______________________
Patrick J. English, Secretary

CUST ID:0004022203
WORK ORDER:0005238777
DATE:06-04-2025 03:36 PM
AMT. PAID:$150.00